                                                    Registration No.___________


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -------------

                                CONSILIUM, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                   94-2523965
----------------------------------        ------------------------------------
   (State or other jurisdiction           (I.R.S. employer identification no.)
 of incorporation or organization)


                               485 Clyde Avenue
                            Mountain View, CA 94043
                            -----------------------
              (Address of principal executive offices) (Zip code)

                                Consilium, Inc.
                            1996 Stock Option Plan
                     and Individual Stock Option Agreement
                     -------------------------------------
                           (Full title of the plan)


                             Laurence R. Hootnick
                     President and Chief Executive Officer
                                Consilium, Inc.
                               485 Clyde Avenue
                            Mountain View, CA 94043
                            -----------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  415-691-6100.
                                                              ------------
This registration statement, including all exhibits and attachments, contains 10 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


---------------------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum        Proposed maximum
Title of Securities to       Amount to be        offering price per      aggregate offering          Amount of
    be registered(1)          registered              share(2)                price(2)             registration fee
---------------------------------------------------------------------------------------------------------------------
1996 Stock Option Plan
----------------------
Common Stock                   1,557,642               $3.4309             $5,344,113.94
Par Value $0.01                 227,072                $4.875              $1,106,976.00

Individual Stock Option Agreement
---------------------------------
Common Stock                    25,000                 $2.625                $65,625.00
Par Value $0.01

TOTALS                         1,809,714                                   $6,516,714.94             $1,974.76

--------------
(1) The securities to be registered include options and rights to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1996 Stock Option Plan, the price is based upon the weighted average exercise price. As to the remaining shares under the 1996 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on May 22, 1997 as reported on the National Association of Securities Dealers Automated Quotations System. As to the 25,000 shares under the individual stock option agreement, the price is based upon the exercise price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

     Consilium, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended October 31, 1996 as filed with the Commission on January 30, 1997 (File No. 0-17754).

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Inapplicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits
------   --------

         See Exhibit Index.

Item 9.  Undertakings
------   ------------

         (a)  Rule 415 Offering
              -----------------

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
--------  -------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filing incorporating subsequent Exchange Act documents by
              ---------------------------------------------------------
              reference
              ---------

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)  Request for acceleration of effective date or filing of
              -------------------------------------------------------
              registration statement on Form S-8
              ----------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 29, 1997.


                             Consilium, Inc.



                             By:  /s/ Laurence R. Hootnick
                                -------------------------------------------
                                      Laurence R. Hootnick,
                                      President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of Consilium, Inc., whose signatures appear below, hereby constitute and appoint Laurence R. Hootnick and Clifton Wong, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 29, 1997.


Signature                             Title

 /s/ Laurence R. Hootnick             President, Chief Executive Officer, and Director
---------------------------------     (Principal Executive Officer)
Laurence R. Hootnick


/s/ Clifton Wong                      Vice President, Finance and Chief Financial Officer
---------------------------------     (Principal Financial and Accounting Officer)
Clifton Wong


/s/ Robert C. Fink                    Director
---------------------------------
Robert C. Fink


/s/ Jonathan J. Golovin               Director
---------------------------------
Jonathan J. Golovin


/s/ Thomas Tomasetti                  Director
---------------------------------
Thomas Tomasetti


                                      Director
---------------------------------
Robert Horne

                                  EXHIBIT INDEX

                                                                                           Sequentially
                                                                                          Numbered Page
                                                                                          -------------
4.1      Certificate of Incorporation of the Company, as amended, is                            --
         incorporated by reference to Exhibit 3.1 to the Company's Form
         10-Q filed with the Securities and Exchange Commission for the quarter ended April 30, 1993.

4.2      Bylaws of the Company are incorporated by reference to Exhibit 3.2                     --
         to the Company's Form 10-Q filed with the Securities and Exchange
         Commission for the quarter ended April 30, 1993.

5        Opinion re legality                                                                     8

23.1     Consent of Counsel (included in Exhibit 5)                                             --

23.2     Consent of Arthur Andersen LLP                                                          9

23.3     Consent of Coopers & Lybrand L.L.P.                                                    10

24       Power of Attorney (included in signature pages to this                                 --
         registration statement)
